FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)  October 5, 2015

GREENKRAFT, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53047	20-8767728
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2530 South Birch Street

Santa Ana, CA 92707

(Address of principal executive offices and Zip Code)

_714-545-7777_

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Convertible Notes

On October 5, 2015 Greenkraft, Inc. (the Company) issued a convertible promissory note to Leon Vartanian (the Holder) in the amount of $15,000.00 for advertising and consulting services performed in 2015. The Note has a principal amount of $15,000.00, bears interest at a rate of 1% per annum, and has a voluntary conversion provision with a $0.001 conversion price (see Exhibit “1.02”).

On April 22, 2016, pursuant to Debt Purchase and Assignment Agreements, Leon Vartanian sold $4,000.00, a portion of his $15,000.00 convertible promissory note owed by Greenkraft, Inc., and transferred all conversion rights to non-affiliated third parties, leaving a remaining balance of $11,000.00 owed to Leon Vartanian by Greenkraft, Inc.

On April 22, 2016, pursuant to a Cancellation of Debt in Exchange for Stock Agreement, Leon Vartanian converted $3,500.00 of his remaining $11,000.00 outstanding debt into 3,500,000 shares of the Company’s common stock. Leon Vartanian currently has an outstanding balance of $7,500.00 still owed to him by Greenkraft, Inc. according to the terms of the convertible promissory note.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

Exhibit No.	Description

“1.02”	Leon Vartanian Convertible Promissory Note dated October 5, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenkraft, Inc.

Date: June 21, 2016	By:	/s/ George Gemayel
George Gemayel, President

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